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                                                                   Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statements of MAPCO Inc. and Williams Holdings of Delaware, Inc. shown below of our report dated January 27, 1998 (March 3, 1998, as to Notes 2 and 16 to the MAPCO Inc. consolidated financial statements) with respect to the consolidated financial statements of MAPCO Inc., which report includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13, appearing in this Current Report of Williams Holdings of Delaware, Inc. on Form 8-K.

MAPCO Inc. Registration Statements

Form S-3:      Registration No. 33-34044
               Registration No. 333-20837

Williams Holdings of Delaware, Inc. Registration Statements

Form S-3:      Registration No. 33-63495
               Registration No. 333-20927
               Registration No. 333-24683
               Registration No. 333-35097



Deloitte & Touche LLP
Tulsa, Oklahoma
May 18, 1998